Exhibit 99.1

FOR IMMEDIATE RELEASE

COMARCO REPORTS THIRD QUARTER FISCAL 2009

FINANCIAL RESULTS

LAKE FOREST, Calif., December 11, 2008 – Comarco, Inc. (NASDAQ: CMRO) today announced its financial results for the third quarter of fiscal 2009 ended October 31, 2008. As previously announced, Comarco sold its call box business during the second quarter of fiscal 2009. In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the results of the call box business are now presented as discontinued operations for all periods presented below.

“With the operational progress made since late summer, our team has never been more confident about the future of Comarco and our potential to generate significant growth and shareholder returns,” said Sam Inman, President and Chief Executive Officer of Comarco. “With the pending closure of the sale of our Wireless Test Solutions (WTS) business, the Company will be focused solely on the opportunities presented by our ChargeSource® operation. Over the next 12 months, there are several significant milestones that we expect to achieve. These include expanding our business with Lenovo, increasing our OEM customer base, implementing our worldwide retail strategy, and finalizing an appropriate expense structure. We believe that our success in addressing these initiatives will result in a vastly improved financial performance in 2009.”

Revenue for the third quarter of fiscal 2009 was $4.2 million compared with $3.1 million for the third quarter of fiscal 2008. The Company reported a net loss of $4.4 million, or $(0.59) per share, for the recent third quarter compared with a net loss of $2.6 million, or $(0.35) per share, for the third quarter of the prior fiscal year.

The Company reported a net loss of $4.4 million, or $(0.60) per share, from continuing operations for the recent third quarter compared with a net loss of $3.0 million, or $(0.41) per share, from continuing operations for the third quarter of the prior fiscal year. The Company reported income from discontinued operations of $0.1 million, or $0.01 per share, for the third quarter of fiscal 2009 compared with income from discontinued operations of $0.4 million, or $0.06 per share, for the third quarter of the prior fiscal year.

ChargeSource revenue for the third quarter of fiscal 2009 was $3.2 million, a $1.3 million increase from the $1.9 million reported for the third quarter of fiscal 2008. Revenue from the Company’s WTS business was $1.0 million in the third quarter of fiscal 2009, a $0.2 million decrease from the $1.2 million level generated by the WTS business in the third quarter of fiscal 2008.

The Company had $7.6 million in cash at October 31, 2008 and no long-term debt.

Forward-Looking Information

This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements, including, but not limited to, our statements about expecting to see certain benefits in the fourth quarter. Forward-looking statements in this release are generally

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products and services; quarterly fluctuations in our revenue or other operating results; fluctuations in the demand for our products; unexpected difficulties and delays associated with our efforts to obtain cost reductions and to reduce the time to market for our ChargeSource products; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; the fact that the proposed asset sale may fail to close for any reason, including factors outside the control of Comarco, the failure to fulfill any remaining closing condition, or the occurrence of any event, circumstance or change that could give rise to the termination of the purchase agreement; potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; and competitors’ release of competitive products and other actions. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation our annual report of Form 10-K for the year ended January 31, 2008.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Earnings Conference Call

Comarco will host a conference call to discuss the financial results for the fiscal third quarter ended October 31, 2008 and current corporate developments at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today, December 11, 2008. The dial-in number to access the conference call is (800) 257-6607 for domestic callers or (303) 205-0055 for international callers. A live Webcast will also be made available at www.comarco.com. A replay will be available approximately one hour after the call for 7 days following the call’s conclusion. To access the replay, dial (800) 405-2236 for domestic callers or (303) 590-3000 for international callers, both using passcode 11123340#. A Web archive will be made available at www.comarco.com for 90 days following the call’s conclusion.

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of universal mobile power products used to power and charge notebook computers, mobile phones, and many other rechargeable mobile devices. Comarco is also a provider of wireless test solutions for wireless carriers and others. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

Company Contacts:		Investor Contact:
Sam Inman	Winston Hickman	Douglas Sherk/Jenifer Kirtland
President and CEO	VP and CFO	CEO/Senior Vice President
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7444	(949) 599-7446	(415) 896-6820
saminman@comarco.com	whickman@comarco.com	dsherk@evcgroup.com

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2008	2007	2008	2007
Revenue	$4,236	$3,099	$21,763	$8,184
Cost of revenue	3,777	2,817	14,898	6,905

Gross profit	459	282	6,865	1,279
Selling, general and administrative costs	3,100	2,428	10,294	7,011
Engineering and support costs	1,825	2,176	5,954	6,096

Operating loss	(4,466)	(4,322)	(9,383)	(11,828)
Other income, net	25	207	105	699
Gain on sale of equipment, net	—	—	—	321
Gain on sale of investment in SwissQual, net	—	308	—	577

Loss from continuing operations before income taxes	$(4,441)	$(3,807)	$(9,278)	$(10,231)
Income tax benefit	32	815	632	1,818

Net loss from continuing operations	$(4,409)	$(2,992)	$(8,646)	$(8,413)
Income from discontinued operations, net of tax	50	411	981	1,996

Net Loss	$(4,359)	$(2,581)	$(7,665)	$(6,417)

Basic and diluted loss per share:
Net loss from continuing operations	$(0.60)	$(0.41)	$(1.18)	$(1.14)
Net income from discontinued operations	0.01	0.06	0.13	0.27

	$(0.59)	$(0.35)	$(1.05)	$(0.87)

Weighted average common shares outstanding:
Basic	7,327	7,327	7,327	7,342

Diluted	7,327	7,327	7,327	7,342

Common shares outstanding	7,327	7,327	7,327	7,327

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31,	January 31,
	2008	2008 (A)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,607	$17,011
Short-term investments	—	336
Accounts receivable, net	4,222	2,979
Inventory	4,793	2,659
Current assets of discontinued operations	—	3,572
Other current assets	776	718

Total current assets	17,398	27,275
Property and equipment, net	2,058	2,572
Software development costs, net	688	—
Intangible assets, net	408	525
Goodwill	1,898	1,898
Restricted cash	250	250
Non-current assets of discontinued operations	—	28
Other assets	4	33

	$22,704	$32,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,231	$803
Deferred revenue	1,843	1,776
Deferred compensation	—	336
Current liabilities of discontinued operations	—	1,366
Accrued liabilities	4,741	5,271

Total current liabilities	7,815	9,552
Tax liability: FIN 48	86	86
Deferred rent	419	573
Non-current liabilities of discontinued operations	—	3
Deferred revenue	1,026	1,552

Total liabilities	9,346	11,766

Stockholders’ equity	13,358	20,815

	$22,704	$32,581

(A)	Derived from the audited consolidated financial statements as of January 31, 2008.

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415